AGREEMENT TERMINATING
                    THE RIGHT OF FIRST OFFER LETTER AGREEMENT

         This AGREEMENT TERMINATING THE RIGHT OF FIRST OFFER LETTER AGREEMENT is dated as of December 21, 2000 (this "Agreement"), by and among WHWEL Real
Estate Limited Partnership, a Delaware limited partnership ("WHWEL"), WXI/WWG Realty, L.L.C., a Delaware limited liability company ("WWG Realty"), W/W Group Holdings, L.L.C., a Delaware limited liability company ("W/W Group"), Wellsford Commercial Properties Trust, a Maryland real estate investment trust ("WCPT"), and Wellsford Real Properties, Inc., a Maryland corporation ("WRP").

         Reference is hereby made to that certain letter agreement, dated as of May 28, 1999, among WHWEL WWG Realty, W/W Group, WCPT and WRP (the "Right of First Offer Letter Agreement"), a copy of which is attached hereto as Exhibit A.

         Effective as of the date hereof, WHWEL, WWG Realty, W/W Group, WCPT and WRP hereby terminate the Right of First Offer Letter Agreement. From and after the date hereof, such agreement shall have no further force and effect and no party shall have any further rights or obligations thereunder.

         This Agreement shall be governed by the internal laws of the State of New York.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            WHWEL REAL ESTATE LIMITED
                                            PARTNERSHIP

                                            By:  WHATR Gen-Par, Inc.

                                                 By:  /s/ Ronald Bernstein
                                                      -------------------------
                                                      Name:  Ronald Bernstein
                                                      Title: Vice President

                                            WXI/WWG REALTY, L.L.C.

                                            By:  /s/ Ronald Bernstein
                                                 ------------------------------
                                                 Name:  Ronald Bernstein
                                                 Title: Vice President

                                            W/W GROUP HOLDINGS, L.L.C.

                                            By:  /s/ Ronald Bernstein
                                                 ------------------------------
                                                 Name:  Ronald Bernstein
                                                 Title: Vice President

                                            WELLSFORD COMMERCIAL PROPERTIES
                                            TRUST

                                            By:  /s/ Edward Lowenthal
                                                 ------------------------------
                                                 Name:  Edward Lowenthal
                                                 Title: President

                                            WELLSFORD REAL PROPERTIES, INC.

                                            By:  /s/ Edward Lowenthal
                                                 ------------------------------
                                                 Name:  Edward Lowenthal
                                                 Title: President